[****]Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUPPLY AGREEMENT

Navistar, Inc.
AND
Core Molding Technologies (60012) and Core Composites Corporation (71043)

Table of Contents

Navistar, Inc		1
	TERMS	4
1.	TERM OF AGREEMENT	4
2.	FREIGHT	4
3.	PAYMENT	4
	PRODUCT	4
4.	PRODUCT TERMS	4
5.	PRICING	5
6.	[****]	7
7.	SERVICE PARTS AVAILABILITY	7
8.	PACKAGING AND PACKING	8
9.	LABELING	8
10.	VOLUMES	8
11.	TOOLING	8
12.	PRODUCT IMPROVEMENTS / COST REDUCTION	9
13.	FORCED SELLER CHANGES, OBSOLESCENCE, AND NEW PRODUCTS	9
14.	PRODUCT REGULATORY COMPLIANCE	9
15.	INSPECTION OF PRODUCTS	10
	SELLER PERFORMANCE	10
16.	PERFORMANCE ACHIEVEMENT	10
17.	KEEP COMPETITIVE AGREEMENT	10
18.	SUPPLY FAILURE	10
19.	LATE DELIVERY CHARGES	10
20.	ASSURANCE OF PERFORMANCE	10
21.	REIMBURSEMENT FOR NON-PERFORMANCE BY SELLER	11
22.	WARRANTY	11
23.	REIMBURSEMENT FOR WARRANTY CLAIMS	12
24.	FINANCIAL VIABILITY	13
25.	AUDIT RIGHTS	13
26.	NAFTA DOCUMENTATION	13
27.	MANUFACTURING LOCATION	13
28.	SUPPLIER DIVERSITY PROGRAM	13
	ENGINEERING/TECHNICAL SUPPORT	14
29.	GENERAL	14
30.	COMPLIANCE WITH CONTROLLED REVISIONS OF ENGINEERING	14
31.	ENGINEERING SPECIFICATION AND PRODUCT COMPLIANCE	14
32.	ELECTRONIC DATA INTERCHANGE (EDI) TRANSACTION REQUIREMENTS	15
33.	INFORMATION TECHNOLOGY	16
34.	QUALITY REGISTRATION	16
	LEGAL/REGULATORY	17
35.	COMPLIANCE WITH LAWS AND REGULATIONS & CONFLICT MINERALS	17
36.	CALIFORNIA HUMAN TRAFFICKING LAW	17
37.	NON-COMPLIANCE CHARGES	17
38.	MATERIAL SAFETY DATA SHEETS (MSDS)/SUBSTANCE RESTRICTIONS	17
39.	NON-DISCRIMINATION	18

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40.	VETERANS’ READJUSTMENT ASSISTANCE ACT	18
41.	GOVERNMENTAL REQUIREMENTS	18
42.	DIRECT PAYMENTS	19
43.	INDEMNIFICATION	19
44.	INSURANCE	20
45.	BUYER IDENTITY REMOVAL	21
46.	NEW BUSINESS	21
47.	CONFIDENTIAL INFORMATION / INTELLECTUAL PROPERTY	21
48.	TERMINATION	22
	MISCELLANEOUS	23
49.	ASSIGNMENT OF RIGHTS AND DUTIES	23
50.	MODIFICATION AND AMENDMENT OF AGREEMENT	23
51.	CHOICE OF LAW	24
52.	CONSENT TO JURISDICTION	24
53.	SEVERABILITY	24
54.	NO LIMITATION OF RIGHTS AND REMEDIES; SPECIFIC PERFORMANCE	24
55.	FORCE MAJEURE	24
56.	ENTIRE AGREEMENT	25
57.	NOTICES	25
58.	NO WAIVERS	26
59.	CONSTRUCTION	26
60.	HEADINGS	26
61.	COUNTERPARTS	26
62.	REFERENCES	26
	APPENDIX A - PRODUCT DESCRIPTION / PRODUCT PRICING	28
	APPENDIX B - [****]	29
	APPENDIX C - NON-CONFORMANCE CHARGE SCHEDULE	32
	APPENDIX D - TOOLING AND BAILMENT AGREEMENT	33
	APPENDIX E - SMC FORMULATION AND SMC WEIGHT	44

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TERMS

1.	TERM OF AGREEMENT

This Supply Agreement (the “Agreement”) between Navistar, Inc., a Delaware corporation, 2701 Navistar Drive, Lisle, IL 60532 (the “Buyer”) and Core Molding Technologies / Core Composites Corporation, a Delaware corporation, 800 Manor Park Drive, Columbus, OH 43228 (the “Seller”), dated November 1, 2013 (the “Effective Date”) will be for an initial term of five (5) years commencing November 1, 2013 and terminating October 31, 2018 unless otherwise terminated as provided herein (the “Initial Term”). This Agreement may be extended for additional terms of one (1) year (each a “Renewal Term”) provided that both parties (“Parties”) agree in writing to such extension no later than sixty (60) days prior to expiration of the Initial Term or Renewal Term, as the case may be. This Agreement is effective as of the Effective Date and shall remain in effect until either terminated by either Party in accordance with the terms of this Agreement or the expiration of the Agreement at the end of the Initial Term or any Renewal Term.

2.	FREIGHT

A.
The terms of delivery for all Products (as defined below) sold pursuant to this Agreement shall be [****]. Seller agrees to use only those freight carriers specified in writing by Buyer. Buyer must approve in writing any other freight carriers used by Seller prior to shipment. Seller further agrees to ship any and all service parts to multiple locations as required by Buyer’s Distribution Network.

B.
Seller is responsible for following Buyer’s routing instructions and handling all transportation activities efficiently and effectively. Specifically, Seller is required to have Product staged for delivery and paperwork accurately prepared to support the freight carrier’s prearranged pick-up time. Seller is responsible for paying any additional transportation charges billed by the freight carrier as a result of Seller’s failure to have Product staged for delivery and paperwork accurately prepared. Buyer expects Seller to settle properly documented charges promptly. Seller’s failure to do so will result in freight debits to Seller.

C.	Seller shall not be liable for failing to meet shipping schedules due to lack of transportation availability.

3.	PAYMENT

Payment terms under this Agreement shall be [****] from date of receipt of a correct invoice from Seller, or the date of receipt of the Products (as defined below) by Buyer, whichever is later. All payments shall be made in U.S. dollars. Buyer neither guarantees nor is responsible for any liabilities incurred by any Third Party Designees (as defined in Article 4A) under this Agreement.

PRODUCT

4.	PRODUCT TERMS

A.
During the Initial Term (or Renewal Term, if any) of this Agreement, Buyer shall purchase from Seller, and Seller shall sell to Buyer, one hundred percent (100%) of Buyer’s original equipment, and up to one hundred percent (100%) of Buyer’s service requirements for fiberglass reinforced products and sheet molded compound as detailed in the written specifications, drawings, part numbers, design, and style of Buyer (“Product”), attached hereto as Appendix A - PRODUCT DESCRIPTION/ PRODUCT PRICING, or as they may be hereafter improved or modified if such improvements and modifications are approved by Buyer in writing, except where the Buyer’s customer specifies another supplier’s product. Buyer’s requirements for modules, which may or may not include similar components or equipment as the Products herein, are not included in Seller’s or Buyer’s obligations under this Article.

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Seller shall also, at Buyer’s sole option, sell Products to Buyer’s subsidiaries, affiliates, third party contractors or any other Buyer designated party (“Third Party Designee”). Seller has the right to adjust payment or credit terms of Third Party Designees. All of Seller’s representations, warranties, and obligations under this Agreement apply to sales to Third Party Designees.

B.
Seller hereby further agrees to provide to Buyer all Product related services and related materials, including, without limitation, sequencing, painting, warehousing, packaging, containers, necessary software, and any and all literature pertaining to such Products and which service and materials are requested by Buyer. SMC proprietary formulation, trademark or trade secrets not to be included.

C.
Buyer reserves the exclusive right at any time to make changes or modifications to the drawings and specifications of any Products, materials, or work covered by this Agreement which are designed by Buyer, or are uniquely designed or created for Buyer. Any difference in price or time for performance resulting from such changes shall be equitably adjusted, and the Agreement shall be amended and modified in writing accordingly.

D.
During the Initial Term (and Renewal Term, if any) of this Agreement, Seller shall not sell, give, transfer, or in any way cause to be or facilitate to be manufactured or sold the Products or any derivatives of Products identified in Appendix A - PRODUCT DESCRIPTION/PRODUCT PRICING of this Agreement and any Products sold to Buyer under this Agreement to any other party other than Buyer, unless expressly authorized in writing by Buyer.

E.	Seller may not contract or sub-contract for any third party to make the Product without prior written agreement of Buyer.

F.
Seller hereby agrees to provide Buyer’s Service Requirements for Products solely through the Buyer’s Parts Distribution Network or Buyer’s designated Affiliates and Seller is hereby prohibited from distributing such Products to Buyer’s customers through any alternate aftermarket distribution channel, unless written authorization to do so has been obtained from Buyer.

G.
Shipments of Products by Seller must equal the exact quantity ordered by Buyer, though consideration must be given to allow for optimization of packaging and freight, unless otherwise agreed to in writing by Seller and Buyer. Shipping schedules may contain authorization by Buyer to the Seller to fabricate within a time specified, quantities of Products under this Agreement, the delivery of which has not been specified by Buyer. A shipping schedule may also contain authorization by the Buyer to the Seller to acquire, within a specified period of time, materials necessary to fabricate a certain quantity of the Products under this Agreement.

5.	PRICING [****]

A.	Prices for Products are set forth in Appendix A - PRODUCT DESCRIPTION/PRODUCT PRICING.

B.
Similar Pricing for Production Products and Service Parts. Products used for Original Equipment Manufacturer (“OEM”) production vehicles (“Production Products”), Products used to service previously sold Production Products (“Service Parts”), and packaging, if applicable, shall be quoted and priced by Seller to Buyer at the equivalent pricing levels. [****]. Extraordinary circumstances that affect the cost or supply of Tier II service parts will be dealt with on a case by case basis.

Buyer agrees that economic incentives provided by the Seller associated with this agreement have a basis upon product volume. Buyer agrees to provide Seller with the following increase schedule for out of production part numbers.

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[****]

C.
Evidence of Cost to Buyer. Seller must provide Buyer with documentation satisfactory to Buyer evidencing the acquisition and/or manufacturing costs, including packaging, if applicable, to Seller for all Products covered in this Agreement.

D.	Pricing of Products. Seller’s products are unique to Buyer and are not to be sold to other OEMs.

E.	[****]

F.	[****]

G.	[****]

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H.
Pricing, Quantity, [****], and Freight Debits. All pricing, quantity, [****], and freight debits between Buyer and Seller, that Seller wishes to contest, must be communicated in writing by Seller to the Buyer within [****] of the date Seller ships the Product to Buyer. For quantity disputes, Seller must provide a copy of the relevant proof of delivery (“POD”) that is stamped with the Buyer’s receipt number, and the bill of lading (“BOL”) number.

I.	Stop Shipment.
Seller must provide sixty (60) days written notice to Buyer of any intention to stop shipment of Products as a result of a dispute set forth above.

6.	[****]

[****]

7.	SERVICE PARTS AVAILABILITY

A.
Service Parts for the Products covered by this Agreement will be furnished and combined with Buyer’s Production Product orders. If Buyer ceases production of any product incorporating a Product covered by this Agreement, Seller shall continue to perform normal maintenance to the tools, jigs, and fixtures at no charge to Buyer and supply Buyer with the Products necessary to satisfy Buyer’s past model service and replacement requirements for Product for a minimum of [****] years after cessation of production. Buyer is responsible for repair and replacement beyond normal maintenance on tools, jigs, and fixtures (secondaries). At the request of Seller, Buyer will review service levels and related impact after [****] years of service support.

In addition, upon termination or expiration of this Agreement, Buyer shall have the opportunity for a one-time buy of Products to fulfill such service and replacement requirements. Buyer and Seller shall negotiate in good faith with respect thereto.

C.	Seller to initiate an annual review in September to look at potential for all time run (ATR) opportunities on service parts not to exceed [****] of inventory.

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8.	PACKAGING AND PACKING

A.
Seller must comply with all requirements detailed in the D-13 Supplier Packing and Shipping Standard, as such is modified and amended from time to time. This document is deemed a part of this Agreement and details packing, packaging, labeling, and shipping requirements.

B.	Buyer is responsible for conveying product packaging specifications to Seller.

C.	Interpretation of packaging specifications and determination of market competitive packaging costs and pricing will be coordinated between Buyer’s and Seller’s Corporate packaging staffs.

D.	If returnable containers are required by Buyer, Buyer will cover that cost.

E.
Seller will adhere to all retail packaging regulations of the countries where the Products will be sold. This includes but is not limited to federal, state, provincial, county, city, and other applicable laws, regulations, and statutes.

F.
Seller will adhere to all hazardous material packaging regulations of the countries where the Products will be sold. This includes but is not limited to federal, state, provincial, county, city, and other applicable laws, regulations, and statutes.

G.	In support of Buyer’s lean manufacturing goals, Seller will adhere to requested standard packs with standard shipping quantities to the greatest extent practical.

9.	LABELING

Seller must meet the requirements identified in the Buyer’s Quick Receive Guideline, and which, as amended and modified from time to time, is deemed part of this Agreement. Seller will make every effort to comply with amendments and issues will be negotiated.

10.	VOLUMES

Seller and Buyer agree that Buyer’s forecasted volumes are based on past usage and projected market forecasts. The Parties hereby agree that no minimum purchase quantities are implied by any term of this Agreement, and no penalties shall be imposed on Buyer for volumes of Products actually ordered by Buyer below those quantities forecasted.

11.	TOOLING

A.
Unless otherwise agreed to in writing, Seller shall furnish at its own expense, keep in good condition, and replace when necessary, all dies, tools, gauges, fixtures, and patterns necessary for the production of the Products ordered. All tooling, jigs, fixtures, and associated manufacturing equipment necessary for the successful production and testing of the Products for which Buyer pays Seller in full will remain the exclusive property of Buyer, and Seller assumes all liability for any loss, damage, or shortage and/or for Seller’s failure to return such property, including equipment, to Buyer upon request. The tooling which is owned by Buyer and maintained by Seller shall be in accordance with the terms of the attached Appendix D - TOOLING AND BAILMENT AGREEMENT. Seller shall promptly notify Buyer of any such loss, damage, or shortage. Such tooling items must be identified and labeled as “Owned By Navistar”. Furthermore, all tooling owned by Buyer shall be used exclusively for the manufacture of Products for Buyer. [****].

B.
Tooling developed for the production of the Products will conform to Buyer’s product development guidelines. It is expected that Seller will exercise due care and judgment in the design, specification, sourcing, building, and supervision of building, of all tooling in such a way to maximize production efficiency and minimize cost. Seller will analyze domestic and overseas

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placement of tooling using various cost, part and tooling design, and timing requirements. In those instances where Buyer has an obligation to pay for tooling costs, Buyer will pay Seller only for those costs deemed to be globally competitive in cost and quality by Buyer. Seller shall submit all tools for inspection and review by Buyer in accordance with AIAG (Automotive Industry Action Group) Publication, Production Part Approval Process, prior to Buyer making payment for same. Buyer may, at its option, see detailed tooling documents, invoices and/or tooling orders prior to issuing its approval for payment of tooling. Tooling costs may be shared with Seller or amortized as mutually agreed upon by both Parties in writing.

12.	PRODUCT IMPROVEMENTS / COST REDUCTION

Seller and Buyer are committed to an active Product cost reduction program. Any Buyer-initiated cost savings resulting from Product improvements and/or design changes shall be credited [****] to Buyer after funding the total cost of initial tooling investment. Any Seller-initiated or mutually-developed cost savings recommendations resulting from product/process improvements and/or design changes shall be shared [****] with Buyer net of the implementation cost and after funding the total cost of the initial tooling investment. [****], annual business plans will be agreed between both parties based on Buyer’s fiscal year cost savings goals. De-contenting projects will be reviewed on an individual basis.

13.	FORCED SELLER CHANGES, OBSOLESCENCE, AND NEW PRODUCTS

A.	Seller shall not discontinue any Product without written agreement from Buyer. Buyer will work in good faith with Seller to accept reasonable requests.

B.
Seller shall provide Buyer up to [****] advance warning of changes that will result in changes to Buyer’s cost, part numbers, or production processes. Changes that have a negative impact on the Buyer’s total installed cost may only be implemented with prior written agreement from Buyer.

C.
When Seller introduces Products intended to replace those Products already purchased by Buyer, those Products will be priced to have a total installed cost equal to or lower than the Products they replace. As replacement Products are introduced, all terms and conditions described in this Agreement, including [****], freight terms, and rebates, will apply to the replacement Products on the dates set forth in this Agreement.

D.
When Seller seeks to introduce new Products to Buyer that are not replacement Products, Buyer and Seller will negotiate in good faith to implement a competitive price. As new Products are introduced, all [****], freight terms, and rebates described in this Agreement will apply to the new Products on the dates specified in this Agreement.

14.	PRODUCT REGULATORY COMPLIANCE

A.
Components or systems purchased from Seller that have specific government regulatory performance requirements will require Seller to provide evidence of compliance satisfactory to Buyer and the applicable governmental regulatory authority, in the form of a test report and/or engineering analysis, validating conformance to those specific requirements.

B.
Seller must provide the same evidence of compliance whenever a change is made to a particular component or system that affects the performance of that component or system in relation to a specific government regulatory performance requirement.

C.	Seller must provide an annual “Letter of Conformance” as required by Buyer.

15.	INSPECTION OF PRODUCTS

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All Products shall be received subject to Buyer’s inspection and/or rejection. Defective Products or Products not in accordance with Buyer’s specifications will be held for Seller’s instructions and at Seller’s risk, and, if Seller so directs, will be returned at Seller’s expense. Payment for Products prior to inspection shall not constitute an acceptance thereof. Returned Products will be deducted from total shipments.

SELLER PERFORMANCE

16.	PERFORMANCE ACHIEVEMENT

Seller is required to meet all cost, performance, delivery, reliability, quality and technology requirements, and documentation thereof, as specified in this Agreement. Buyer’s plants, Parts Distribution Centers, or Supply Manager will communicate non-conformances directly to Seller with requests for corrective actions. These corrective actions must be performed in a timely manner and the issues corrected to the reporting location’s satisfaction. All non-conformances will be subject to the minimum charges as detailed in Appendix C - NON-CONFORMANCE CHARGE SCHEDULE. The provisions of this paragraph are not intended to limit in any way any other rights and remedies Buyer may have against seller pursuant to this agreement, under law or equity or otherwise. Seller maintains the right to dispute occurrences in writing within 30 days of charge and Buyer agrees that negotiations will take place in good faith.

17.	[****]

[****]

18.	SUPPLY FAILURE

[****]

19.	LATE DELIVERY CHARGES

If Buyer determines that Seller’s deliveries are so far behind a given schedule, provided there have been no changes in schedule for EDI during the past ten (10) working days, that Buyer requests express shipments, Seller will pay the express charges. If Seller’s deliveries are so far behind a given schedule that the Buyer is compelled to use material not according to Buyer’s specification, or at a higher cost, the Seller will pay whatever additional costs, expenses, losses, or damages Buyer sustains. If Buyer’s schedules exceed tool capacity originally quoted, Buyer will pay additional costs required for express shipment. The provisions of the paragraph are not intended to limit in any way any rights and remedies Buyer may have against Seller pursuant to this Agreement, under law or equity or otherwise.

20.	ASSURANCE OF PERFORMANCE

If Buyer reasonably deems itself insecure with respect to Seller’s ongoing performance, due to Seller’s financial capacity or otherwise, Buyer may demand that Seller provide assurance of future performance to Buyer within five (5) days of the demand. This assurance may be in any

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security acceptable to Buyer, including but not limited to, collateral consisting of cash, letter(s) of credit, surety bond, parent guaranty, or lender releases. This security shall be in an amount satisfactory to Buyer and shall also be sufficient to offset costs and expenses incurred or reasonably expected to be incurred by Buyer in securing for itself completion of the project or other performance due from Seller. Buyer reserves its right to any other remedies allowed in law or equity. Failure to provide the requested performance assurance within the stated period shall constitute a default of this Agreement, and Buyer shall be free to procure Product from an alternate source and/or cancel this Agreement in its discretion immediately upon expiration of the time specified for delivery of the requested performance assurance.

21.	REIMBURSEMENT FOR NON-PERFORMANCE BY SELLER

A.
Seller acknowledges that Buyer requires on-time delivery in order to operate its plants and parts distribution centers. The Parties further acknowledge that the precise amount of Losses (as defined in Article 42 - INDEMNIFICATION) which Buyer would sustain in the event Seller were to fail to make timely or conforming deliveries of Products would be difficult to determine.

[****] as detailed in Appendix C - NON-CONFORMANCE CHARGE SCHEDULE. Seller will advise Buyer immediately in writing of any apparent imminent problem, and the Parties will each use their best efforts to avoid any actual assembly line downtime. In addition, Seller shall not be responsible for assembly line downtime charges for delinquent delivery resulting from schedule changes by Buyer or Buyer’s unforeseen manufacturing difficulties or insufficient packaging availability. With respect to Service Parts, Seller shall be responsible for any emergency premium expenses for “truck down” orders in which Seller is responsible for not meeting the agreed upon service delivery schedule.

B.
Seller shall promptly notify Buyer in writing of any anticipated labor dispute or labor shortage or any other labor performance interruption, and [****]. Seller also agrees to keep Buyer informed of the status of negotiations toward renewal of any union contract or agreement. In the event that a labor dispute, shortage, interruption, or contract expiration occurs and Seller is unable to provide Buyer Product in accordance with this Agreement, Buyer may, at its option, and in addition to any other rights Buyer may have, procure Product from an alternate source. In the event that a labor dispute, shortage, interruption, or contract expiration lasts more than sixty (60) days and Seller is unable to provide Buyer Product in accordance with this Agreement, Buyer may, at its option, and in addition to any other rights Buyer may have, terminate this Agreement.

C.
Buyer and Seller agree to the delivery performance targets, and the associated performance charges, for shipments to Buyer’s Parts Distribution Centers (“PDC’s”), contract packagers, and/or freight forwarders.

22.	WARRANTY

Seller agrees to warrant its Product(s) against defects in design (if Seller is design responsible), materials, or workmanship, or any combination of these. Seller’s warranty includes a similar warranty against such defects in components or parts supplied by any Seller-directed tier suppliers as part of the Product(s).

In terms of duration, the Seller’s warranty will meet or exceed the Buyer’s Standard Limited Warranty for each vehicle model or Seller’s published warranty, whichever is longer. Seller agrees to waive the time and mileage limitation to which the foregoing warranties are subject in

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the event that after the applicable warranty period has expired, defects of the same or similar nature have been discovered in a statistically significant portion of the Seller’s Products(s).

23.	REIMBURSEMENT FOR WARRANTY CLAIMS

A.	Subject to the warranty terms above, Seller shall reimburse Buyer for the following warranty claim costs determined by Buyer to be the responsibility of the Seller:

1.	All material costs associated with a warranty claim, which includes parts/materials not supplied by the Seller, at the Buyer’s cost; plus

2.	Buyer’s Handling Allowance (Buyer to Dealer) in effect at the time of failure for all parts associated with a claim [****]; plus

3.	Dealer’s approved labor rate times the Buyer’s appropriate Standard Repair Time (“SRT”) or reasonable time if no SRT is published; plus

4.	Freight charges associated with the delivery of replacement parts; plus

5.	Freight and processing costs incurred by Buyer to have failed material returned; plus

6.	Charges associated with subcontractors; plus

7.	Cost of repairs (labor and materials) of any progressive damage to other components caused by Seller’s defective Product.

B.
Seller agrees to participate in periodic warranty parts reviews. By doing so, Seller agrees to review a percentage of the warranty claims submitted to the Buyer for any given time period as determined and directed by the Buyer. A responsibility ratio, which sets forth each party’s respective responsibility for the warranty claim (“Responsibility Ratio”), will be determined as a result of the review and applied to the determined population of warranty claims.

[****]

C.
In the event that defects in Seller’s Product result in the Buyer issuing an Authorized Field Change (“AFC”) or a Safety Recall, Seller will reimburse Buyer for reasonable administrative expenses, including but not limited to Parts Operation and Reliability and Quality expenses, in addition to the reimbursement for warranty claim costs specified above.

D.	Seller agrees to participate in Buyer’s dealer and fleet support system, which includes (but is not limited to) field support and diagnostics.

E.
If Buyer agrees to reimburse a Customer for Product failures beyond the warranty period or terms in order to show good will and/or maintain customer satisfaction, Seller agrees to negotiate in good faith with Buyer regarding reimbursement for these expenses to Buyer on a case-by-case basis. Such negotiations will be in addition to Seller’s reimbursement obligations as set forth above.

F.	Warranty invoices will be issued to Seller every month. Buyer will debit Seller’s account at the time the invoice is issued.

G.	If the Seller disputes its responsibility for a claim, it must do so within 15 days of the date of the invoice for the warranty claim and provide supporting details. Buyer will review the information

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and provide final determination of the warranty claim within 15 days of receiving the information from Seller.

24.	FINANCIAL VIABILITY

Buyer will not award any new or additional business to Seller without evidence of the Seller’s financial viability, including, without limitation, being provided with its most current audited financial statements. All financial information will be promptly provided to the Buyer upon request.

25.	AUDIT RIGHTS

In order to assess Seller’s compliance with the terms and conditions of this Agreement, Seller shall permit Buyer and its authorized representatives, including its accountants and attorneys (and Seller shall obtain a similar right from permitted subcontractors), reasonable access to all of Seller’s books and records pertaining to the performance of this Agreement, wherever such books and records may be located and shall also grant Buyer and its representatives reasonable access to the Seller’s business and operations personnel involved in the performance of this Agreement. Seller will complete Navistar financial assessment forms. If there is a financially stressed situation indicated, then the Seller shall provide additional supporting documentation.

26.	NAFTA DOCUMENTATION

A.
Seller will provide to Buyer annually, by the specified due date, an accurate and complete North American Free Trade Agreement (“NAFTA”) Certificate of Origin for those Products by part number that qualify for NAFTA and an accurate and complete Country of Origin Affidavit for all Products by part number. The NAFTA Certificate of Origin must be completed in accordance with regulations published by the U.S. Department of the Treasury in 19 C.F.R. Sec. 181.11 et seq. and any amendments thereto, and in accordance with Buyer’s NAFTA Policy included in the Customs Invoicing Instructions. In the event that Seller fails to comply with this requirement, Buyer reserves the right to assess a non-compliance charge as outlined in Appendix C-NON-CONFORMANCE CHARGE SCHEDULE.

B.
In addition to the NAFTA Certificates of Origin or Country of Origin Affidavits mentioned above, the Seller will provide to the Buyer any requested supplemental part content and functionality information in relation to import or export operations, which may or may not be directly related to NAFTA.

27.	MANUFACTURING LOCATION

Seller will provide Buyer immediate notification of any changes in the manufacturing location of Seller’s plant which produces Buyer’s Products, defined per Appendix A-PRODUCT DESCRIPTION/PRODUCT PRICING, or as they may be hereafter improved or modified.

28.	SUPPLIER DIVERSITY PROGRAM

Seller agrees to utilize “Small Business Concerns, Small Disadvantaged-Owned Business Concerns, Minority-Owned Business Concerns, Women-Owned Business Concerns, Veteran-Owned Business Concerns, Service Disabled-Owned Veteran Business Concerns, and HUBzone-Located Business Concerns” as required by Federal Laws, 97-507, 99-661, 100-656, 103-355, 105-135 and 106-50.

Buyer’s policy states that all suppliers receiving contracts from Buyer in excess [****], except small business concerns defined above, will set a [****] minimum spending goal to further subcontract with Small Business Concerns; will, in addition set a [****] minimum spending goal to further subcontract with Small Disadvantaged-Owned Business Concerns; will, in addition, set a [****] minimum spending goal to further subcontract with Minority-Owned Business Concerns; will, in addition, set a [****] minimum spending goal to further subcontract with Women-Owned Business

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Concerns; and will, in addition, set a [****] minimum spending goal to further subcontract with Veteran-Owned Business Concerns, Service Disabled-Owned Veteran Business Concerns, and HUBzone-Located Business Concerns commensurate with the Seller’s sales to the Buyer.  The Seller further agrees to submit an annual written plan to Buyer by August 31st outlining how the above stated goals will be achieved.  Reference is hereby made to the Supplier Diversity section of Buyer’s Navistar Supplier Network (“NSN”) website www.navistarsupplier.com.

Seller also agrees to report its accomplishment toward the above goals on a quarterly basis in the Navistar electronic second-tier reporting system and annually in the Federal (eSRS) electronic Subcontract Reporting System as required by FAR Part 19.7.  Buyer acknowledges and agrees that, for purposes of satisfying the foregoing goals:  (i) such goals apply only to those goods and services purchased by Seller in the United States; and (ii) a purchases of goods and services may be entitled to credit toward more than one of the foregoing goals depending on the status of the subcontractor-e.g., a subcontract with a “Minority Owned Business Concern” may also qualify as a subcontract with a “Small Disadvantaged-Owned Business Concern” and/or a “Women-Owned Business Concern”.

ENGINEERING/TECHNICAL SUPPORT

29.	GENERAL

Seller will provide at no additional cost to Buyer such design and design qualification assistance, manufacturing assistance, technical, service parts, and field support as required by Buyer and extraordinary costs will be negotiated in good faith for substantive resources.

30.	COMPLIANCE WITH CONTROLLED REVISIONS OF ENGINEERING
SPECIFICATIONS

In addition to the requirements set forth in Article 31 - ENGINEERING SPECIFICATION AND PRODUCT COMPLIANCE, Seller must assure that Products comply with the most current controlled revisions of Buyer's Corporate Engineering Material Specifications ("CEMS"), Truck Material Specification ("TMS"), or Engineering Standard Parts as defined in Statements of Work (“SOW”), Specification Transmittals, prints, models, and math data. Information Handling Services Inc., or other firm identified by Buyer, shall be the sole source for controlled copies of the foregoing documents and Seller is responsible for ensuring that it obtains controlled copies for the duration of the term of this Agreement in order to assure compliance with the most current documents.

31.	ENGINEERING SPECIFICATION AND PRODUCT COMPLIANCE

A.	TRUCK GENERAL REQUIREMENTS. Seller must do the following:

1.	Meet requirements as defined in SOW, Specification Transmittals, prints, models, and math data.

2.
Supply Unigraphics compatible 3D engineering CAD data and drawings. Buyer requires that Seller adhere to acceptable levels of CAD/CAM data as outlined in Buyer document CAD/CAM Supplier Design Data Requirements (TEM-PR-7.03) and is deemed part of this Agreement.

3.	Have the capability of and use electronic data exchange for engineering and CAD data throughout the life of the development program and for production maintenance.

4.
Use quality tools where warranted in the development of Buyer components, such as, but not limited to, FEA (“Finite Element Analysis”), DVP&R’s (“Design Verification Plans and Reports”), DFMEA (“Design Failure Mode and Effects Analysis”), PFMEA (“Process Failure Mode and Effects Analysis”), and must provide raw data, test reports, and detailed FMVSS (“Federal Motor Vehicle Safety Standards”) Compliance reports for all tests as needed.

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5.	Provide on-site supplier engineers during the Product Development Process (“PDP”) if requested by Buyer’s engineers.

6.	Have production intent prototype parts development capability.

7.
Furnish, at Buyer’s request, bills of materials, specifications, and drawings regarding components and subassemblies associated with complete parts and assemblies supplied for Buyer’s production requirements.

8.
Furnish, at Buyer’s request, bills of materials, specifications, and drawings regarding components and subassemblies associated with complete parts and assemblies supplied for Buyer’s production requirements.

A.	SERVICE PARTS. Seller must do the following:

1.
Furnish, at Buyer’s request, bills of materials, specifications, and drawings regarding components and subassemblies associated with complete parts and assemblies supplied for Buyer’s Service Parts requirements.

32.	ELECTRONIC DATA INTERCHANGE (EDI) TRANSACTION REQUIREMENTS

A.
Buyer requires that all EDI transactions with trading partners will be communicated utilizing ANSI X 12 standards and AIAG implementation guidelines. The following table summarizes the transaction requirements for Buyer’s Truck, Engine, and Service Parts business units. Please be reminded that as business needs and conditions change, this set of required transactions will be modified accordingly.

EDI TRANSACTION	PURPOSE	TRUCK	ENGINE	SERVICE PARTS
830	Materials Release	All Suppliers	All Suppliers	All Suppliers *
862	Shipment Authorization	Selected Suppliers	Selected Suppliers	Selected Suppliers
866	Sequenced Components	Selected Suppliers
856	Shipment Notification	All Suppliers	All Suppliers	All Suppliers
824	Applications Advice	All Suppliers	All Suppliers	All Suppliers
861	Receiving Advice	All Suppliers
846	Inventory Advice		All Suppliers
864	Text Messages	All Suppliers
997	Functional Acknowledgment	All Suppliers	All Suppliers	All Suppliers
850	Purchase Order	Selected Suppliers	Selected Suppliers	All Suppliers
860	Purchase Order Change	Selected Suppliers	Selected Suppliers	All Suppliers
810	Invoice	Selected Suppliers		Selected Suppliers
820	Remittance Advice	Selected Suppliers	Selected Suppliers	Selected Suppliers
* For Service Parts, the 830 is a planning document only, to be used solely for forecasting, not shipping, purposes.

B.
Buyer and its suppliers share the challenges of continuously rising Customer expectations and an increased demand for speed and agility in all business processes. In recognition of these challenges, the following requirements have been developed to streamline EDI activities while delivering the highest standards of process quality and business flexibility. For purposes of clarity, these requirements have been grouped into three categories: Implementation, Production, and General. Seller must:

1.    Implementation.

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a.	Implement all Buyer required transactions for all plants in the applicable Buyer business unit within thirty (30) days of first contact by Buyer or its designated enabling service.

b.	Eliminate testing for location changes, where the supplier is currently doing that transaction with Buyer.

c.	Implement location changes for all current transactions within seventy-two (72) hours of first contact by Buyer.

2.    Production.

a.	Trade all required transactions in a “productionized” flow that eliminates all manual intervention by Buyer in the underlying business processes.

b.	Access mailboxes minimum daily to retrieve 830, 846, 862, 850 and 860 transactions, and at 45-minute intervals to retrieve 824 transactions.

c.	Send 997 transactions to acknowledge all transactions received from Buyer.

d.	Review all 997 transactions received from Buyer to timely identify and correct errors related to the 856 transaction at the translation level.

e.	Comply with all requirements pertaining to the ‘receiving suite’ of transactions, which include timely transmission of accurate 856 transactions and timely processing / acknowledging 824 transactions.

f.	Communicate electronically, when applicable, any returnable container information in the appropriate 856.

g.	Comply with any and all DPAS-related priorities communicated within any EDI communication.

h.	Communicate any systems downtime affecting 856 transmission to the appropriate Buyer’s EDI Coordinator.
3.    General.
Provide current EDI contact information to Buyer.

C.
Due to Buyer’s high level of EDI to application integration, any manual processing introduces excess cost, time, complexity, and opportunity for error. As a result, Buyer reserves the right to impose charges for non-compliance to EDI requirements, as follows:

1.
Failure to meet implementation requirements in Articles 32-B-1-a and 32-B-1-b - EDI TRANSACTION REQUIREMENTS above will result in a non-compliance charge as outlined in Appendix C-NON-CONFORMANCE CHARGE SCHEDULE

2.
Failure to meet production requirements highlighted in Articles 32-B-2-a and 32-B-2-e - EDI TRANSACTION REQUIREMENTS above will result in a non-compliance charge as outlined in Appendix C-NON CONFORMANCE CHARGE SCHEDULE.

33.	INFORMATION TECHNOLOGY

A.	Seller attests to information technology capability that enables Seller to electronically access Buyer via the Navistar Supplier Network (“NSN”) website http://www.navistarsupplier.com/.

B.
Seller agrees to participate in any and all systems made available via NSN within sixty (60) days of notice of availability. This includes, but is not limited to, current systems such as eSPEC, (electronic RFQ) and or eQuote (electronic quote), collaborative design tools, supplier profile, etc.

34.	QUALITY REGISTRATION

Unless specifically exempted by Buyer, Seller is required to be registered to, compliant with, or working towards, ISO 9001, or a derivative Quality Management System such as TS-16949. Seller of production components is also required to be capable of fulfilling all AIAG APQP (Advance Product Quality Planning and Control Plan) and PPAP (Production Part Approval Process) documentation requirements. If Seller is currently registered, then Seller must maintain certification with an accredited registrar and must furnish copies of registration certificates to Buyer. If Seller is

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compliant to ISO 9001, but not certified by a recognized 3rd-party registrar, Seller agrees to provide evidence of such compliance to the Buyer. If Seller is working towards quality registration, then Seller must provide, upon Buyer’s request, evidence of such efforts and, upon receipt of registration certification, inform Buyer and furnish copies of registration certificates.

LEGAL/REGULATORY

35.	COMPLIANCE WITH LAWS AND REGULATIONS

Seller agrees that all materials, supplies, articles, or equipment to be manufactured or furnished hereunder will be produced in compliance with all applicable laws including, but not limited to, the Fair Labor Standards Act. If this Agreement exceeds US$10,000 and is otherwise subject to the Walsh-Healey Public Contracts Act, Seller also agrees that all materials, supplies, articles, or equipment to be manufactured or furnished hereunder will be produced in compliance with that Act.

The Seller recognizes, consistent with the public policy underlying enactment of the Conflict Minerals provision (Section 1502) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”), the significant legal and non-legal risks associated with sourcing tin, tantalum, tungsten and gold (the “Conflict Minerals”) from the Democratic Republic of the Congo and adjoining countries (“DRC Countries”). Accordingly, the Seller commits to comply with Section 1502 of the Act and its implementing regulations. In particular, the Seller commits to have in place a supply chain policy and process to undertake (1) a reasonable inquiry into the country of origin of Conflict Minerals incorporated into products it provides Buyer, (2) due diligence of its supply chain, as necessary, to determine if Conflict Minerals sourced from the DRC countries directly or indirectly support unlawful conflict there, and (3) risk assessment and mitigation actions necessary to implement the country of origin inquiry and due diligence procedures. Seller further agrees (1) to respond promptly to each inquiry by Buyer with such information regarding the source and chain of custody of all Conflict Minerals that may be contained in products supplied to Buyer by Seller; (2) if Seller previously responded to an inquiry to notify Buyer if there is a change in status in whether Seller’s products supplied to Buyer contain Conflict Minerals; and (3) to cooperate promptly as required by Buyer with Buyer efforts to comply with the Act. The Seller shall take all other measures as are necessary to comply with the Act and its implementing regulations, as they may be amended over time.

36.	CALIFORNIA HUMAN TRAFFICKING LAW

By Seller providing goods or services to Buyer, including to any of Buyer’s Third Party Designees, Seller is affirmatively representing and warranting that Seller and its subcontractors do not, directly or indirectly, engage in or otherwise support Human Trafficking. Human Trafficking is defined as: the recruitment, transportation, transfer, harboring or receipt of persons, by means of the threat or use of force or other forms of coercion, abduction, fraud, deception, abuse of power or of a position of vulnerability or of the giving or receiving of payments or benefits to achieve the consent of a person having control over another person, for the purpose of exploitation.

37.	NON-COMPLIANCE CHARGES

Any instance of Seller’s exception to or non-compliance with any of the requirements set forth in this Agreement will result in a standard charge back per occurrence. See Appendix C - NON-CONFORMANCE CHARGE SCHEDULE for specific non-compliance charges.

38.	MATERIAL SAFETY DATA SHEETS (MSDS)/SUBSTANCE RESTRICTIONS

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A.
Seller shall properly classify, describe, package, mark, label, and provide Material Safety Data Sheets (“MSDS”) for approval by Buyer prior to the initial shipment of all Products, provide a new MSDS each time there are any changes to the Product that affect the MSDS, and provide an updated MSDS every three (3) years commencing with the effective date of this Agreement. Seller will defend, indemnify, and hold harmless Buyer from any claims, penalties, or damages incurred by Buyer as a result of any Product received from Seller not in agreement with the current MSDS provided to Buyer.

B.
Seller is expected to eliminate lead (“Pb”) unless required by Buyer’s specification, mercury (“Hg”), cadmium (“Cd”), and hexavalent chromium (“Cr VI”) from its Products. Seller will provide written notification of its action plans to Buyer to eliminate these four heavy metals from its Products within six (6) months of the signing of this Agreement.

C.
If the Seller’s parts are subsequently incorporated into Buyer’s customers’ products, and if these customers have specific material and/or substance reporting and management requirements, Buyer will cascade these requirements down to Seller and expects Seller to further cascade the requirements down to its sub-tier suppliers. Seller shall achieve the specific material and/or substance reporting and management requirements as part of the Production Part Approval Process (“PPAP”). Any changes in the use of substances or concentrations of the substances as a result of engineering changes requires pre-approval from Buyer and may require re-approval of the PPAP process.

39.	NON-DISCRIMINATION

If the Effective Date of this Agreement is subject to Executive Order 11246 pertaining to non-discrimination and non-segregation, Seller certifies that it (1) is in compliance with Sec. 202 of Executive Order 11246, as amended by Executive Order 11375, and subsequent Executive Orders and the Rules and Regulations set forth by the Secretary of Labor in effect as of the date of this Executive Order; (2) does not and will not provide or maintain at any of its establishments, nor permit its employees to perform their services at any location under its control where there are maintained segregated facilities; and (3) agrees that a breach of this certification violates the Equal Employment clause of Executive Order 11246. “Segregated Facilities” means facilities which are in fact segregated on a basis of race, color, creed, religion, or national origin. Seller agrees to (1) obtain an identical certification from proposed subcontractors prior to the award of subcontracts exceeding US$10,000 which are not exempt from the provisions of the Equal Opportunity clause, and (2) maintain such certifications in its files. The charge for making a false representation is prescribed under 18 U.S.C. 1001 and any such false representation shall be a material breach of this Agreement.

40.	VETERANS’ READJUSTMENT ASSISTANCE ACT

Seller agrees to comply with Section 503 of the Rehabilitation Act, the Vietnam Era Veterans’ Readjustment Assistance Act (38 U.S.C. 4212) and implementing regulations set forth by the Secretary of Labor as are applicable.

41.	GOVERNMENTAL REQUIREMENTS

Seller agrees to comply with all applicable statutes, regulations, laws and other Government requirements, including but not limited to those reflected in contract clauses set forth in Title 48 C.F.R. Sections 52.203-13 (Contractor Code of Business Ethics and Conduct),52.219-8 (Utilization of Small Business Concerns), 52.222-26 (Equal Opportunity), 52.222-35 (Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans), 52.222-36 (Affirmative Action for Workers with Disabilities), 52.222-39 (Notification of Employee Rights Concerning Payment of Union Dues or Fees), 52.222-41 (Service Contract Act of 1965) and 52.247-64 (Preference for Privately Owned U.S.- Flag Commercial Vessels). The term “Contractor” and similar terms used in such FAR provisions shall be construed to mean Seller for the purposes of this Agreement.

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ITAR Compliance. Some Products including without limitation, those being produced in Buyer’s Garland, Texas plant, are controlled by the International Traffic in Arms Regulations (ITAR). To ensure Buyer’s and Seller’s compliance with the ITAR and to avoid imposition export licensing requirements, Seller will ensure that each person with access to Technical Data (as defined in 22 CFR Section 120.10), Defense Services (as defined in 22 CFR Section 120.9), and Defense Articles (as defined in 22 CFR Section 120.6) (collectively “ITAR Materials”) is eligible to be granted access to such ITAR Materials pursuant to 22 CFR Section 120.1(c) or is a U.S. Person as defined in 22 CFR Section 120.15. In instances where Foreign Persons (as defined in 22 CFR Section 120.16) have access to ITAR Materials, the Seller shall immediately provide Buyer with a copy of the license or approval at the time that Seller provides such Foreign Person with access to the ITAR Materials. For those instances where Seller employs, retains, or contracts with any Foreign Persons without a license or approval described above, Seller shall immediately notify Buyer and if requested, provide Buyer with a detailed explanation of the steps undertaken to ensure that these persons are not gaining access to the ITAR Materials.

42.	DIRECT PAYMENTS

Buyer reserves the right to make payments directly to subcontractors, agents, and other entities whose efforts have been obtained by Seller in the fulfillment of this Agreement if Seller becomes unable for any reason to timely compensate them or to meet its debt obligations. In addition, Buyer reserves the right to make payments directly to bankruptcy courts, trustees in bankruptcy or receivers, as it deems necessary. Any amounts paid by Buyer to the entities or persons listed in this paragraph other than Seller plus legal expenses incurred will be subtracted from any amounts owed to Seller under this Agreement. If Buyer makes direct payments to subcontractors or others as set out in this Article, Seller waives any right to further recompenses from Buyer for the work completed by these entities. Buyer reserves its right to any other remedies allowed in law or equity.

43.	INDEMNIFICATION

A.
Indemnification by Seller. Seller agrees to protect, defend, hold harmless and indemnify Buyer, its officers, directors, dealers, employees, agents and affiliates, against all claims, actions, suits, proceedings, demands (collectively, “Claims”), including all liabilities, losses, costs, expenses (including all legal costs and expenses) and all judgments, settlements and judicially or administratively imposed damages (including all consequential damages) (collectively with Claims, “Losses”), resulting from or arising or related to:

1.	Any breach or violation of Seller’s representations, covenants, or agreements under this Agreement;

2.
Any alleged negligence, gross negligence, recklessness, willful misconduct or fraud on the part of Seller and/or its Affiliates or any employee, subcontractor or agent of Seller related to this Agreement, or;

3.
Any property damage or personal injury, including death, attributed to, in whole or in part, a defect in the design (if responsible), materials, or workmanship of Seller’s Products or occurring in connection with the manufacture of such Seller’s Products.

B.
Indemnification by Buyer. Buyer agrees to protect, defend, and hold harmless, and indemnify Seller, its officers, directors, employees, agents, and affiliates, against all claims, actions, suits, proceedings, demands (collectively, “Claims”), including all liabilities, losses, costs, expenses (including all legal costs and expenses) and all judgments, settlements and judicially or administratively imposed damages (including all consequential damages) (collectively with Claims, “Losses”),, resulting or arising from or related to:

1.	Any breach or violation of Buyer’s representations, covenants, or agreements under this Agreement;

2.
Any alleged negligence, gross negligence, recklessness, willful misconduct or fraud on the part of Buyer and/or its Affiliates or any employee, subcontractor or agent of theirs related to this Agreement, or;

3.	Any property damage or personal injury, including death, attributed to, in whole or in part, Buyer’s negligent installation or use, or both, of Seller’s Products.

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C.
Intellectual Property Indemnity. Seller agrees to defend, at its sole expense, any Claim against Buyer, Buyer’s Customers, or either of Buyer’s officers, directors, employees, agents and affiliates based on an assertion or Claim that any Product furnished by Seller to Buyer hereunder or the use or sale by Buyer or its Customers in the manner contemplated by this Agreement infringes any patent or copyright or other intellectual property right or is a wrongful use of third-party trade secret or proprietary information, and further agrees to indemnify and hold Buyer harmless from any Losses, including attorneys’ fees, settlements associated with said Claim, or any Losses, including attorneys’ fees or costs, finally awarded in any such Claim. If the use or sale of any Product furnished pursuant to this Agreement is enjoined as a result of such Claim, Seller, at its option and at no expense to Buyer, shall obtain for Buyer and its Customers the right to use and sell the Product(s) or shall substitute an equivalent product(s) acceptable to Buyer and extend this indemnity thereto. This indemnity does not extend to any Claim based on any infringement of any patent by the combination of Product(s) furnished by Seller with other components added thereto by Buyer, except when the Product(s) is a material part of the invention of an asserted patent and the components furnished by Buyer to complete the claimed combination, such as an engine, sensor, or vehicle frame are not novel within the meaning of the patent or are specified or approved by Seller. This indemnity does not extend to any infringement or alleged infringement arising solely out of Seller’s compliance with Buyer-required specifications, designs, or instructions that (i) are created solely by Buyer and (ii) are thereafter furnished to Seller in writing.

D.
Collaborative Efforts. In the event that a Claim should be made based upon a design defect and the design was a collaborative effort, Seller and Buyer shall cooperate fully in the defense of this matter, sharing in all Losses related to such Claim, provided each Party will contribute to the aggregate Losses arising from such Claim in a proportion reflecting to the relative and comparative responsibilities of the Parties for such Losses, as well as any other relevant equitable considerations.

E.
Notice of Indemnification. No Claim shall be valid unless notice of the matter which may give rise to such Claim is given in writing by the indemnitee ( “Indemnitee”) to the persons against whom indemnification may be sought (“Indemnitor”) as soon as reasonably practicable after such Indemnitee becomes aware of such Claim. Failure of the Indemnitee to notify the Indemnitor within such notice period shall not relieve Indemnitor of any liability hereunder, except to the extent the Indemnitor reasonably demonstrates that the defense of such third party claim is materially prejudiced by such failure. Such notice shall state that the Indemnitor is required to indemnify the Indemnitee for a Loss and shall specify the amount of Loss, if available, and relevant details thereof. The Indemnitor shall notify Indemnitee within a reasonable time from such notice of its intention to assume the defense of any such claim, which consent shall not be unreasonably withheld or delayed.

44.	INSURANCE

During the Initial Term (and Renewal Terms, if any) of this Agreement, Seller shall maintain at its own expense Commercial General Liability Insurance, including coverage for products liability and completed operations with limits of no less than [****] per occurrence and [****] general aggregate for death, bodily injury, and property damage. Buyer retains the right to obtain an increase in the above stated insurance limits at any time.

Seller's liability under this Agreement shall not be limited by the amount of such insurance coverage and such insurance shall be primary and any insurance maintained by Buyer shall be excess and non-contributing. The above-required policy shall be written on an "occurrence" basis unless the policy is available only on a "claims made" basis, in which case such "claims made" insurance coverage shall be maintained in effect for a period of four (4) years after the termination of this Agreement.

Seller shall also maintain Workers’ Compensation Insurance per statutory requirements and Employer’s Liability with limit of no less than [****] each accident/disease.

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The minimum amounts of insurance required herein may be satisfied by Seller purchasing primary coverage in the amounts specified or by Seller buying a separate umbrella and/or excess policy together with lower limit primary underlying coverage. The structure of the coverage is at Seller’s option, so long as the total amount of insurance meets Buyer’s minimum requirements. Any deductibles, self-insured retentions (SIR), loss limits, and any other retentions shall be the responsibility of Seller.
Such policies shall be maintained with an insurer authorized to issue policies in the United States, which insurers shall be satisfactory to Buyer, and shall name Buyer as an additional insured with regard to the Commercial General Liability Insurance. Such policies shall provide that thirty (30) days written notice shall be given to Buyer prior to cancellation or material changes to the policies. Any such change, modification, or cancellation shall not affect Seller’s obligation to maintain the insurance coverage set forth above.

As of its execution of this Agreement, Seller shall provide Buyer with a certificate of insurance evidencing such coverage. Failure to provide such certificate of insurance shall void this Agreement, at Buyer's sole option.

45.	BUYER IDENTITY REMOVAL

At its own expense Seller agrees to destroy or remove to the Buyer’s complete satisfaction Buyer’s corporate name, addresses, trademarks, patent numbers, and all other references to Buyer from all Products rejected or canceled by Buyer, or purchased or produced by Seller in excess of quantities specified by Buyer, whether such Products are completed or partially completed, delivered, tendered for delivery, or undelivered, prior to disposition of such Products to parties other than Buyer, or to destroy such Products. Seller acknowledges that any sale of Products bearing the Buyer’s trade name and/or trademarks to any person or entity other than Buyer is an infringement of the Buyer’s proprietary rights in its trade name and/or trademarks and is an attempt by Seller to “pass off” Products of others as the Products of Buyer. Without first obtaining the written consent of Buyer, Seller agrees that it shall not in any manner make known the fact that Seller has furnished, or contracted to furnish, Buyer the Products covered by this Agreement, or use the name of Buyer or any of its trademarks or trade names in Seller’s advertising or other promotional material.

46.	NEW BUSINESS

Buyer shall negotiate with Seller in good faith with regard to placing new production business of Buyer with Seller if, in Buyer’s opinion, Seller is competitive in the areas of price, performance, delivery, reliability, technology and quality with other manufacturers of any such products. Both Buyer and Seller shall work together to develop target costs and establish the lowest possible cost of any new product. Seller agrees to provide all price/cost submissions with full cost transparency throughout the iterative design process. Seller shall also specify tooling and production lead times in the quotation. Nothing in this Article 46 - NEW BUSINESS shall be construed as an obligation on the part of Buyer to develop or purchase any products other than those Products covered by this Agreement. Seller will be invited to participate in quoting all competitively bid packages that Seller is capable to process (fiberglass, SMC, RTM, DCPD) as long as performing to acceptable cost, quality, and delivery metrics indicated by Supplier Performance Scorecard.

47.	CONFIDENTIAL INFORMATION / INTELLECTUAL PROPERTY

A.
During the term of this Agreement, each Party hereto may disclose to the other certain confidential information relating to the manufacturing, sale, marketing, development or distribution of the Product(s), the application of the Product(s) by Buyer, processes, trade secrets and business and financial information and marketing plans of either Party as well as confidential information (which may be in electronic form, as well) resulting from the performance of this Agreement, including, without limitation, purchase orders, sales projections,

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customer lists, designs under development, intellectual property and know-how. Any such information that is marked or otherwise clearly identified at the time of disclosure as “confidential” or “proprietary” or any information which a person would reasonably deem to be confidential information of the Parties under the circumstances shall be considered as “Confidential Information” for purposes of this Agreement. During the term of this Agreement and for a period of five (5) years after the expiration or termination of this Agreement, the receiving Party will use its best efforts to prevent the disclosure of such Confidential Information to third parties and will not use such Confidential Information for any purpose other than to effectuate the provisions of this Agreement. “Best efforts” with respect to any Confidential Information means at least that degree of care normally used by the receiving Party to prevent disclosure to others of its own Confidential Information of similar importance, but in no case less than a reasonable degree of care. Notwithstanding the foregoing, Seller and Buyer agree that Confidential Information shall not include any information which: (a) is or becomes publicly known through no wrongful act on the receiving Party’s part; or (b) is, at the time of disclosure under this Agreement, already known to the receiving Party without restriction on disclosure; or (c) is, or subsequently becomes, rightfully and without breach of this Agreement, in the receiving Party’s possession without any obligation restricting disclosure; or (d) is independently developed by the receiving Party without reference to or use of the Confidential Information; or (e) is disclosed pursuant to an order of any governmental or judicial authority, after prior notice to the disclosing Party respecting such order, and affording the disclosing Party reasonable cooperation respecting any objections by the disclosing Party to the request for disclosure, including a reasonable opportunity for the disclosing Party to obtain a protective order in respect to the Confidential Information at the expense of the disclosing Party.

B.
Upon request of the disclosing Party at any time, the recipient agrees to return to the disclosing Party or destroy all materials in its possession or control which contain Confidential Information of the disclosing Party, including, without limitation, documents, drawings, CAD drawings, computer media, models, prototypes, sketches, designs, and lists furnished by the disclosing Party or accessed by the recipient, including copies thereof made by the recipient, and to delete from its computers any software, data files, or CAD files containing Confidential Information furnished by the disclosing Party. If materials are destroyed, an officer of the recipient shall identify such materials to the disclosing Party and certify that their destruction has been completed. Notwithstanding the foregoing, each Party shall be entitled to maintain one archival copy of the Confidential Information within its Law Department or at the office of its General Counsel, such archival copy to be used solely in connection with resolving claims or disputes between the Parties relating to this Agreement.

C.
Seller agrees that all drawings, graphics, technical analyses, models, prototypes, writings, computer programs, algorithms, and other materials developed under this Agreement are considered to be works for hire and shall become and remain the property of Buyer. All drawings created under this Agreement shall be marked “International® Confidential”, “Navistar® Confidential”, “International® Proprietary”, “Navistar® Proprietary”, or words to that effect. At the request of Buyer, Seller shall execute or cause its employees, contractors or subcontractors to execute, any and all documents which Buyer may deem necessary to assign to Buyer or a subsidiary thereof, Buyer’s successors or assigns, the sole and exclusive right to such designs, model, and other materials, as well as to industrial design registrations, design patents, and copyrights related thereto.

D.
Seller is granted a limited trademark license to use the Navistar logo and word mark, and any other trademarks owned by Navistar or its wholly-owned affiliates, International Truck Intellectual Property Company LLC and International Engine Intellectual Property Company LLC, solely as necessary to fulfill the terms of this Agreement and for no other purpose. Buyer reserves the right to review and approve or disapprove all uses of the licensed trademarks.

E.	This Article 47 - CONFIDENTIAL INFORMATION / INTELLECTUAL PROPERTY, shall survive the termination or expiration of this Agreement.

48.	TERMINATION

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A.
Termination by Buyer. At any time during the Initial Term (or any Renewal Term) of this Agreement should Seller default in performing any of its material obligations hereunder, the Buyer may give written notice of default giving the full details thereof. If Seller fails within [****] of the receipt of written notice of default to cure the default, then Buyer shall have the right to terminate this Agreement with regard to the particular Product materially affected by the default, or if the default materially affects all Products, Buyer shall have the right to terminate this Agreement in its entirety. The Buyer shall give Seller [****] written notice from the determination of the failure to cure the default, whereupon the termination shall be effective.

B.
Termination by Seller. At any time during the Initial Term (or any Renewal Term) of this Agreement should Buyer default in performing any of its material obligations hereunder, the Seller may give written notice of default giving the full details thereof. If Buyer fails within [****] of the receipt of written notice of default to cure the default, then Seller shall have the right to terminate this Agreement with regard to the particular Product materially affected by the default, or if the default materially affects all Products, Seller shall have the right to terminate this Agreement in its entirety. The Seller shall give Buyer [****] written notice from the determination of the failure to cure the default, whereupon the termination shall be effective.

C.	Rights and Obligations of Parties. Except as otherwise provided for herein, the termination of this Agreement for any reason shall be without prejudice to (without acting as a limitation):

1.	Either Party’s obligations of confidentiality provided for in Article 47 - CONFIDENTIAL INFORMATION / INTELLECTUAL PROPERTY;

2.	Either Party’s right to receive all payments (including any amounts provided for in Article 5 - PRICING hereof) accrued hereunder prior to the date of such termination; and

3.	Any other remedies which either Party may then or thereafter have hereunder or under law, equity, or otherwise.

D.
Survival. Any termination or expiration of all or part of this Agreement shall not relieve either Party of obligations incurred pursuant to and during the Initial Term (or any Renewal Term) prior to such termination or expiration of this Agreement, including but not limited to the warranty provisions set forth in Article 22 - WARRANTY hereof, the Indemnification provisions of Article 43 - INDEMNIFICATION hereof, and the Confidential Information provisions set forth in Article 47 - CONFIDENTIAL INFORMATION / INTELLECTUAL PROPERTY hereof. Articles 21A - REIMBURSEMENT FOR NON-PERFORMANCE BY SELLER, 22 - WARRANTY, 23 - REIMBURSEMENT FOR WARRANTY CLAIMS, 37 - NON-COMPLIANCE CHARGES, 43 - INDEMNIFICATION, 45 - BUYER IDENTITY REMOVAL, 47 - CONFIDENTIAL INFORMATION / INTELLECTUAL PROPERTY, 48 C and D - TERMINATION, 49 - ASSIGNMENT OF RIGHTS AND DUTIES, 51 - CHOICE OF LAW, 52 - CONSENT TO JURISDICTION, 54 - NO LIMITATION OF RIGHTS AND REMEDIES, and 57 - NOTICES of this Agreement and any other provision, that by its terms is intended to survive, shall survive any termination or expiration of this Agreement.

MISCELLANEOUS

49.	ASSIGNMENT OF RIGHTS AND DUTIES

Either Party may assign the rights and duties under this Agreement, either in whole or in part, only with the prior written consent of the other Party. No permitted assignment hereunder shall be deemed effective until the assignee shall have executed and delivered an instrument in writing reasonably satisfactory in form and substance to the other Party pursuant to which the assignee assumes all of the obligations of the assigning Party hereunder. Any purported assignment of this Agreement in violation of this Article 49 - ASSIGNMENT OF RIGHTS AND DUTIES shall be void.

50.	MODIFICATION AND AMENDMENT OF AGREEMENT

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No modifications of, or additions to, the provisions or conditions of this Agreement (including the Exhibits, Appendices and Schedules hereto) will become a part of the Agreement until agreed to in writing by the Buyer and Seller. This Agreement (including the Exhibits, Appendices, and Schedules hereto) may not be amended or modified without the written consent of both Buyer and Seller. For purpose of clarity, Appendix A - PRODUCT DESCRIPTION/PRODUCT PRICING may not be amended, modified, or altered without the written consent of Buyer and Seller. Notwithstanding the foregoing, Buyer may issue addenda to Contracts for the purposes of modifying the part numbers listed in Appendix A. Such modifications will constitute a binding amendment unless Seller provides Buyer written notice of Seller’s objection within thirty (30) days of Seller’s receipt of the addenda.

51.	CHOICE OF LAW

This Agreement shall be governed by and construed under the laws of the State of Illinois, without giving effect to the choice of law provisions thereof.

52.	CONSENT TO JURISDICTION

All actions, proceedings, claims, counterclaims, or cross-complaints in any action or other proceeding brought by any Party hereto against any other Party hereto with respect to any matter arising out of, or in any way connected with or related to, this Agreement or any portion thereof, whether based upon contractual, statutory, tortuous, or other theories of liability arising out of or relating to this Agreement, shall be heard and determined in any federal court sitting in Chicago, Illinois, unless there is no federal court jurisdiction, in which case the action or proceeding shall be heard and determined in any state court sitting in Chicago, Illinois, and the Parties hereto hereby irrevocably submit to the jurisdiction of such courts in any such action or proceeding, IRREVOCABLY AGREE THAT ANY SUCH COURT IS A PROPER VENUE FOR ANY SUCH ACTION, and irrevocably waive the defense of an inconvenient forum. Each Party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Party at its address specified in Article 57 - NOTICES. Nothing in this Article 52 - CONSENT TO JURISDICTION shall affect the right of any Party hereto to serve legal process in any other manner permitted by law.

53.	SEVERABILITY

In the event that any provision of this Agreement or the application thereof to any Party of circumstance shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, then (i) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to the Parties or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby.

54.	NO LIMITATION OF RIGHTS AND REMEDIES; SPECIFIC PERFORMANCE

The provisions of each Article of this Agreement are not intended to limit any rights and remedies of the Seller or Buyer at law or in equity. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the Parties and the matter (subject to the provisions set forth in Article 52 - CONSENT TO JURISDICTION above), in addition to other remedy to which they may be entitled, at law or in equity.

55.	FORCE MAJEURE

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A.	Except as described below, neither Party shall be liable for any failure or delay in the performance of its obligations under this Agreement to the extent this failure or delay both:

1.
Is caused by any of the following: acts of war, terrorism, civil riots, or rebellions; quarantines, embargoes, and other similar unusual governmental action; extraordinary elements of nature or acts of God; and

2.
Could not have been prevented by the non-performing Party’s reasonable precautions or commercially accepted processes (including, but not limited to, implementation of disaster recovery and business continuity plans in accordance with industry best practices), or could not reasonably be circumvented by the non-performing Party through the use of substitute services, alternate sources, work-around plans, or other means by which the requirements of a buyer of products substantively similar to the Product hereunder would be satisfied.

Events meeting both of the above criteria are referred to as “Force Majeure Events.” The Parties expressly acknowledge that Force Majeure Events do not include vandalism, the regulatory acts of governmental agencies, labor strikes, lockouts, labor difficulty, or the non-performance of third parties or subcontractors relied on for the delivery of the Product unless such failure or non-performance by a third party or subcontractor is itself caused by a Force Majeure Event, as defined above. Upon the occurrence of a Force Majeure Event, as long as the non-performing Party provides the other Party written notice of the Force Majeure Event within ten (10) days of its occurrence, the non-performing Party shall be excused from any further performance or observance of the affected obligation(s) for as long as such circumstances prevail, and such Party continues to attempt to recommence performance or observance to the greatest extent possible without delay.

B.
Notwithstanding any other provision of this Article, a Force Majeure Event shall obligate Seller to begin and successfully implement all services relating to disaster recovery set forth in a “Disaster Recovery Plan” as may be specifically requested by Buyer. If a Force Majeure Event causes a material failure or delay in the performance of any Seller obligation with respect to any Product, Buyer may, at its option, and in addition to any other rights Buyer may have, procure such Product from an alternate source until Seller is again able to provide such Products. If a Force Majeure Event causes a material failure or delay in the performance of any Seller obligation with respect to any Product for more than five (5) consecutive days, Buyer may, at its option, and in addition to any other rights Buyer may have, terminate this Agreement.

56.	ENTIRE AGREEMENT

This Agreement, together with People Soft Contracts, the Exhibits, Appendices, and Schedules attached hereto (and thereto), embodies and sets forth the entire Agreement and understanding of the Parties with respect to the subject matter herein and there are no promises, terms, conditions, or obligations, oral or written, expressed or implied, other than those contained in this Agreement. The terms of this Agreement shall supersede all previous oral or written agreements which may exist or have existed between the Parties relating to the subject matter of this Agreement. Neither Party shall be entitled to rely on any agreement, understanding, or arrangement which is not expressly set forth in this Agreement. Any amendments to this Agreement must be in writing and signed by the Parties to this Agreement.

57.	NOTICES

A.
Except as otherwise specifically provided, any notice or other documents to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered mail or nationally recognized overnight courier or facsimile transmission to a Party or delivered in person to a Party at the address or facsimile transmission set out below for such Party or such other address as the Party may from time to time designate by written notice to the other:

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If to Buyer:	Navistar, Inc.
2601 Navistar Drive, Lisle, IL 60532
	Attn:	[****] / Supply Manager
	Phone:	[****]
	Email:	[****]
With copies to:
	Attn:	[****] / Purchasing Manager
	Phone:	[****]
	Email:	[****]

If to Seller:	Core Molding Technologies, Inc. and Core Composites Corporation
800 Manor Park Drive, Columbus, OH 43228
	Attn:	[****]/ Account Manager
	Phone:	[****]
	Email:	[****]
With copies to:
	Attn:	[****] / V.P. Sales & Marketing
	Phone:	[****]
	Email:	[****]

B.
Any such notice or other document shall be deemed to have been received by the addressee five (5) business days following the date of dispatch of the notice or other document by mail or, where the notice or other document is sent by overnight courier or by hand or is transmitted by facsimile, simultaneously with the delivery. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched.

58.	NO WAIVERS

Neither the failure nor delay on the part of a Party to require the strict performance of any term, covenant, or condition of this Agreement or to exercise any right or remedy available on a breach thereof shall constitute a waiver of any such breach or of any such term or condition. The consent to, or the waiver of, any breach, or the failure to require on any single occasion the performance or timely performance of any term, covenant, or condition of this Agreement shall not be construed as authorizing any subsequent or additional breach and shall not prevent a subsequent enforcement of such term, covenant, or condition.

59.	CONSTRUCTION

The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. Buyer and Seller hereby acknowledge that each Party hereto and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement. Whenever used herein, the words “include”, “includes” and “including” shall mean “include, without limitation”, “includes, without limitation” and “including, without limitation”, respectively. The masculine, feminine, or neutral gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates. “Days” means calendar days unless other specified.

60.	HEADINGS

The headings used in this Agreement are for convenience only and are not a part of this Agreement nor affect the interpretation of any of its provisions.

61.	COUNTERPARTS
This Agreement may be executed simultaneously in counterparts (and may be delivered by facsimile), each of which shall be deemed an original, but all of which together shall constitute a single agreement.

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62.	REFERENCES

The following is a list of all hyperlinked documents and associated addresses (URLs).

Article 8A and Appendix B     D-13 Supplier Packing and Shipping Standard-2009 revision
http://www.navistarsupplier.com/Documents/PUR_3003_MA_D13.pdf

Article 9    Buyer’s Quick Receive Guideline
http://www.navistarsupplier.com/Documents/PUR_4001_GL_QUICKRECEIVE.pdf

Article 26A and Appendix B    Customs Invoicing Instructions
http://www.navistarsupplier.com/Documents/CustomsInvoicingInstructionsPR38.pdf

Article 31A2    CAD/CAM Supplier Design Data Requirements (TEM-PR-7.03)
http://www.navistarsupplier.com/Documents/CAD_CAMSupplierDesignDataRequirementsTEM-PR-7.03.pdf

Appendix B    Transportation Routing Matrix
http://www.routingguides.com/international%20truck%20and%20engine%20corp/login.asp

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers or representatives as of the day and year first above written.

BUYER: Navistar, Inc.	SELLER: Core Molding Technologies and Core Composites Corporation

_/s/ Lisa McLuckie______________ __7/16/14______	____Terrence J. O’Donovan_______ __8/4/14____
Name: Lisa McLuckie Date	Name: Terrence J. O’Donovan Date
Title: Supply Manager	Title: Vice President Marketing & Sales

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APPENDIX A - PRODUCT DESCRIPTION / PRODUCT PRICING
[****]

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APPENDIX B - [****]
[****]

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APPENDIX C- NON-CONFORMANCE CHARGE SCHEDULE
[****]

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APPENDIX D - TOOLING AND BAILMENT AGREEMENT
[****]

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Appendix E - SMC formulation and SMC weight
[****]

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